                                                             Exhibit 1.3

                       MASTER AGREEMENT AMONG UNDERWRITERS

                                __________, 2000

The Chapman Co.
401 East Pratt Street, Suite 2800
Baltimore, Maryland  21202

Ladies and Gentlemen:

         1. GENERAL. We understand that The Chapman Co. ("Chapman Co.") is entering into this Agreement in counterparts with us and other firms who may be underwriters for issues of securities in which Chapman Co. is acting as the representative or one of the representatives of the several underwriters (the "Representative" or "Representatives"). Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as an underwriter after receipt of an invitation from Chapman Co. stating the identity of the issuer, certain terms of the securities proposed to be offered, the amount of our proposed participation, the names of the other Representatives, if any, and stating that our participation as an underwriter in the proposed offering shall be subject to the provisions of this Agreement.

      Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to be determined), the conversion price, the underwriting discount, the management fee, the selling concession and the reallowance. Such information may be conveyed by you in one or more communications (such communications received by us with respect to an offering being hereinafter collectively referred to as the "Invitation"). This Agreement, as amended or supplemented by the Invitation, shall become binding upon us and the Representatives with respect to such offering if you receive our oral or written acceptance and you do not receive a written communication revoking our acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our "Acceptance"). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions. Our Acceptance will also constitute our confirmation that, except as otherwise stated in such Acceptance, each applicable statement included in the Master Underwriters' Questionnaire attached as Exhibit A hereto (or otherwise furnished to us) is correct. We agree to notify you immediately of any development before the termination of the Offering Provisions pursuant to Section 11(a) hereof with respect to any particular offering of Securities (as defined below) which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Master Underwriters' Questionnaire. The obligations of each underwriter shall be several and not joint. The securities offered in any offering of securities made pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Company." All references herein to "you" or the "Representatives" shall include Chapman Co. and the other firms, if any, which are named as Representatives in the Invitation. Except as otherwise provided in
Section 11(c), the following provisions of this Agreement shall apply separately to each individual offering of Securities.

         2. UNDERWRITING ARRANGEMENTS. The Representatives shall determine which signatories or other parties deemed to be signatories to this Agreement will be invited to become underwriters for the Securities. Changes may be made by the Representatives in those who are to be underwriters and in the respective amounts of Securities to be purchased by them, but the amount of Securities to be purchased by us as set forth in the Invitation will not be changed without our consent except as provided in the underwriting or purchase agreement or any associated terms or similar agreement with the Company or any selling securityholders or any amendment or supplement thereto (collectively, the "Underwriting Agreement") covering the Securities. We authorize you on our behalf to exercise and deliver the Underwriting Agreement or any agreement between or among Underwriters (as defined below), on the one hand, and one or more groups of underwriters for the Securities not acting as such pursuant to this Agreement, on the other hand (an "Intersyndicate Agreement"), in such terms as you determine and to take such action as you deem advisable in connection with the performance of the Underwriting Agreement, any Intersyndicate Agreement and this Agreement and the purchase, carrying, sale and distribution of the Securities. The parties on whose behalf you execute the Underwriting Agreement are hereinafter referred to as the "Underwriters." Chapman Co. may waive performance or satisfaction by the Company, any selling securityholders or any other party to the Underwriting Agreement of certain of its or their obligations or conditions included in the Underwriting Agreement, if, in Chapman Co.'s sole discretion, such waiver will not have a material adverse effect upon the interests of the Underwriters. It is understood that, if so specified in the Invitation for the issue, arrangements may be made for the sale of Securities by the Company or selling securityholders pursuant to delayed delivery contracts (the "Delayed Delivery Contracts"). Such Securities are hereinafter referred to as "Delayed Delivery Securities." Securities for which such contracts are not entered into by the Company or selling securityholders are hereinafter referred to as "Immediate Delivery Securities." References herein to delayed delivery and Delayed Delivery Contracts apply only to offerings in which delayed delivery is authorized. The term "Underwriting Obligation," as used in this Agreement with respect to any Underwriter, shall refer to the principal amount or number of shares or units of the Securities (plus such additional Securities as may be required by the Underwriting Agreement to be purchased by such Underwriter in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which are entered into by the Company.

      If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount that bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all Underwriters.

      As compensation for your services we will pay a management fee as specified in the Invitation for the offering (without deduction with respect to Delayed Delivery Securities), and you may charge our account therefor. If there is more than one Representative, such compensation will be divided among the Representatives in such proportions as they determine.

         3. PROSPECTUS AND REGISTRATION STATEMENT; OFFERING CIRCULAR. We understand that if registration of the offer and sale of the Securities as contemplated by the Underwriting Agreement is required under the Securities Act of 1933, as amended (the "Securities Act"), you will either provide us with the file number or numbers of the registration statement or statements filed with the Securities and Exchange Commission (the "Commission") with respect to the Securities or, as soon as practicable after the later of the date of the Invitation or the date made available to you by the Company, furnish to us (or make available for our review in your office) a copy of such registration statement or statements (other than any documents incorporated therein by reference and any exhibits) and any amendments thereto. In any event you will furnish to us, as soon as practicable after sufficient quantities thereof are made available to you by the Company, copies of the prospectus or supplemented prospectus (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities. As used herein, "Prospectus" means the form of prospectus (including any supplement and any documents incorporated by reference therein; provided, however, that a supplement to the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act with respect to an offering of Securities shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates) authorized for use in connection with such offering, and "Registration Statement" means the registration statement (as amended and including any documents incorporated by reference therein) under which the offer and sale of the Securities are registered under the Securities Act.

      We understand that if the offer and sale of the Securities are exempt from the registration requirements of the Securities Act, no registration statement will be filed with the Commission. In any such case involving an offering circular or other offering materials to be used in connection with the offering of the Securities (any such circular or materials, as it or they may be amended or supplemented, being hereinafter referred to as the "Offering Circular"), you will either provide us with information as to the availability of a preliminary offering circular through a specified regulatory authority or, as soon as practicable after the later of the date of the Invitation or the date made available to you by the Company, furnish to us (or make available for our review in your office) a copy of any preliminary Offering Circular or a proof of the Offering Circular. In any event, in any such offering involving an Offering Circular you will furnish to us, as soon as practicable after sufficient quantities thereof are made available to you by the Company, copies of the final Offering Circular. The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "Offering Document."

      We understand that we are not authorized to give any information or make any representations not contained in the Offering Document, as amended or supplemented, or in any document incorporated by reference therein in connection with the offering of the Securities. Our Acceptance of an Invitation shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our Acceptance of an Invitation relating to an offering of Securities registered under the Securities Act shall constitute (i) our acknowledgment that we are familiar with the Registration Statement, including the documents incorporated by reference therein and the forms of Underwriting Agreement and indenture or other document describing the terms of the Securities filed as exhibits thereto or otherwise made available to us, with any preliminary Prospectus, preliminary supplemented Prospectus or Prospectus relating to the Securities theretofore filed with the Commission, and with the information to be set forth in an amendment to the Registration Statement or in the Prospectus proposed to be filed with the Commission, (ii) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with the provisions of Securities Act Release No. 4968 and Rule 15c2-8 (or any successors thereto) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) our authorization that you, with the approval of counsel for the Underwriters, may approve on our behalf any amendments or supplements to the Registration Statement or Prospectus. Each Underwriter shall (i) keep an accurate record of the names and addresses of all persons to whom it delivers copies of the Registration Statement, any amendment thereto or any preliminary Prospectus or any document incorporated therein by reference, and (ii) upon your request, furnish promptly to the persons who received copies of the foregoing documents, any subsequent amendment, revised preliminary Prospectus, Prospectus, any document incorporated by reference or any memorandum furnished to the undersigned outlining changes in the Registration Statement or any preliminary Prospectus. Our Acceptance of an Invitation relating to an offering of Securities exempt from registration under the Securities Act shall constitute
(i) our
acknowledgment that we are familiar with the information set forth in any preliminary Offering Circular or proof of the Offering Circular made available to us and with the information to be set forth in the Offering Circular, (ii) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters, and (iii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars that would be required if the provisions of Securities Act Release No. 4968 and Rule 15c2-8 (or any successor provisions thereto) under the Exchange Act applied to such offering. Insofar as it relates to us, the information in the Registration Statement as amended to this date and in the final form of Offering Document does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and we are willing to proceed with underwriting of the Securities in the manner contemplated in the Underwriting Agreement and described in the final form of Offering Document. We consent to being named in the Offering Document as one of the Underwriters of the Securities, and, unless we promptly notify you in writing or otherwise, our name as it should appear in the Offering Document and our address are as set forth on the signature page hereof.

         4. PUBLIC OFFERING.

            (a) We authorize you, as Representatives of the several Underwriters, to manage the underwriting and the public offering of the Securities and to take such action in connection therewith and in connection with the purchase of the Securities and the carrying and resale of the Securities, including without limitation the following, as you in your sole discretion deem appropriate or desirable:

                  (i) to determine the time of the initial public offering;

                  (ii) to determine the amount of Securities, if any, to be purchased by the Underwriters pursuant to any over-allotment option;

                  (iii) to change the public offering price and the concessions and discounts to dealers after the initial public offering;

                  (iv) to furnish the Company with the information to be included in the Registration Statement or Offering Document with respect to the terms of the offering; and

                  (v) to determine all matters relating to advertising and communications with dealers or others.

      Our Acceptance shall constitute our representation that we have not advertised the offering and we agree that we will not do so until after the earlier of the Closing Date (as defined in the Underwriting Agreement) or such date as you shall publicly advertise the offering. We understand that any advertisement we may then make will be our own responsibility and at our own expense.

      We also authorize you, in your discretion, to reserve for sale and to sell to dealers and others, which may include any Underwriters, selected by you ("Selected Dealers"), and to reserve for sale pursuant to Delayed Delivery Contracts arranged by you through Selected Dealers, all or part of the Securities to be purchased by us, all as you shall determine. Any such sale to Selected Dealers may be made pursuant to the terms and conditions of your Master Selected Dealers' Agreement or otherwise, as you may determine. Each Selected Dealer shall be a person (a "Dealer") who is (i) a broker or dealer (as defined in the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) actually engaged in the investment banking or securities business and
(a) a member in good standing of the NASD that makes the representations and agreements applicable to such a member contained in Section 18 hereof or (b) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD (a "foreign non-member") that makes the representations and agreements applicable to such foreign institutions contained in Section 18 hereof, or (ii) a "bank" as defined in Section 3(a)(6) of the Exchange Act (a "Bank") that is not a member of the NASD and that makes the representations and agreements applicable to Banks contained in Section 18 hereof. Reservations for sales to Selected Dealers for our account need not be in proportion to our Underwriting Obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day to day. The price to Selected Dealers initially shall be the public offering price less a concession not in excess of the Selected Dealers' concession set forth in the Invitation and the price to persons other than Selected Dealers shall be the public offering price. With your consent, the Underwriters may allow, and Selected Dealers may re-allow, a discount on sales to Dealers in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any Dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

      We also authorize you, in your discretion, to buy Immediate Delivery Securities for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' concession as you determine.

      At or before the time the Securities are released for sale, you shall notify us of the amount of Securities that has not been reserved for our account for sale to Selected Dealers and for sale pursuant to Delayed Delivery Contracts and the amount that is to be retained by us for direct sale. After advice from you that the Securities are released for public offering, we will offer to the public in conformity with the terms of the offering set forth in the Offering Document such of our Securities as you advise are not reserved, not allowing any discounts from the public offering price except as therein or herein provided. In connection with any offering of Securities that are registered under the Securities Act and issued by a Company that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we agree that unless otherwise advised by you and disclosed in the Prospectus we will not make sales to any account over which we exercise discretionary authority with respect to that sale.

      We will from time to time, upon your request, report to you the amount of Securities retained by us for direct sale that remains unsold. Upon your request, we will deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of unsold Securities as you may designate at the public offering price less, in the case of sales or deliveries for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers. You may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the other Underwriters at the public offering price less, in the case of purchases for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers.

      You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any of the Securities then reserved for sale pursuant to Delayed Delivery Contracts or for sale to, but not purchased and paid for by, Selected Dealers, all as above provided; however, to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

      If, in accordance with the terms of offering set forth in the Offering Document, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions of the first paragraph of this Section relating to your right to change the public offering and concessions and discounts to dealers shall not apply, and other references in this Section and elsewhere in this Agreement to the public offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

      Any Securities sold by us (otherwise than through you) which you purchase in the open market for the account of any Underwriter will be repurchased by us on demand at the cost of such purchase plus commissions and taxes on redelivery. Securities delivered on such repurchase need not be the identical certificates so purchased. In lieu of such action you may in your discretion sell the same for our account, publicly or privately, without notice, at such prices and upon such terms and to such persons, including any of the several Underwriters, as you may determine, and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.

         5. DELAYED DELIVERY ARRANGEMENTS. We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Delayed Delivery Securities from the Company pursuant to Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you, directly or through Selected Dealers (including Underwriters acting as Selected Dealers) to whom you may pay a commission as provided in the Offering Document and herein.

      The obligation of each of the Underwriters to purchase and pay for Securities as set forth in the Underwriting Agreement shall be reduced in the proportion provided for therein, except that (i) as to any Delayed Delivery Contract determined by you, in your discretion, to have been directed and allocated by a purchaser to a particular Underwriter, such obligation of such Underwriter shall be reduced by the amount of Delayed Delivery Securities covered thereby, (ii) as to any Delayed Delivery Contracts for which arrangements are made through Selected Dealers, such obligation of each Underwriter shall be reduced as nearly as practicable in the proportion determined by you that the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold, and (iii) such reductions shall be rounded, as you shall determine, to the nearest $1,000 principal amount or whole share or unit of the Securities.

      The fee payable by the Company to each Underwriter with respect to Delayed Delivery Securities pursuant to the Underwriting Agreement shall be credited to the account of such Underwriter based upon the amount by which such Underwriter's Underwriting Obligation is reduced as specified in the preceding paragraph.

      If the amount of Delayed Delivery Securities applied to reduce an Underwriter's Underwriting Obligation and the amount of Immediate Delivery Securities sold by or for the account of such Underwriter exceeds such Underwriter's Underwriting Obligation, there shall be credited to such Underwriter with respect to such excess amount of Securities only the amount of the Selected Dealers' concession; provided, however, that no amount shall be credited to such Underwriter with respect to such excess amount of such Securities if such Underwriter is a Bank and the Securities do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act.

      The commissions payable to Selected Dealers with respect to Delayed Delivery Contracts arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

         6. PAYMENT AND DELIVERY. We authorize you to make payment on our behalf to the Company or any selling securityholder of the purchase price of our Securities, to take delivery of our Securities, and to deliver our reserved Securities against sales. Unless notified at least one (1) full business day prior to the date of delivery to make other arrangements, you may, in your discretion, advise the Company or any selling securityholders to prepare each Underwriter's certificates for the Securities to be purchased by it in the name of such Underwriter (or in such other name as you shall designate, but such other name shall be for administrative convenience only and shall not affect such Underwriter's title to such Securities or the several nature of the obligations of the Underwriters hereunder) in such denominations as you may determine. Any payment by you in accordance with this Section will not relieve us from any of our obligations under this Agreement or under the Underwriting Agreement. If you have not received funds as requested, you may in your discretion make any such payment on our behalf and we will promptly deliver funds to you in the amount so requested. At your request, on or before such dates and in the manner that you specify in the Invitation, we will pay you an amount equal to the public offering price, less the selling concession, of either our Securities or our unreserved Securities as you direct, and such payment will be credited to our account and applied to the payment of the purchase price. After you receive payment for reserved Securities sold for our account, you will remit to us the purchase price (if any) paid by us for such Securities and credit or debit our account with the difference between the sale prices and the purchase price thereof. You will make available for delivery to each Underwriter at the office of The Chapman Co., 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 (or at such other address as the Underwriter may be notified by the Representatives) our unreserved Securities as soon as practicable after such Securities have been delivered to the Representatives, and our reserved but unsold Securities, against payment of the purchase price therefor (except in the case of Securities for which payment has previously been made), except that if the aggregate amount of reserved but unsold Securities upon such termination does not exceed twenty percent (20%) of the total amount of the Securities, you may in your discretion sell such reserved but unsold Securities for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine.

      In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

      Notwithstanding the foregoing provisions of this Section 6, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangements for payment and/or delivery through its facilities of the Securities to be purchased by us, or if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

         7. AUTHORITY TO BORROW. In connection with the purchase or carrying of our Securities or other securities purchased for our account, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates, to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities or such other securities. Any lender may rely upon your instructions in all matters relating to any such loan. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

         8. STABILIZATION AND OVER-ALLOTMENT. We authorize you, in your discretion, to make purchases and sales of Securities, any other securities of the Company, or any guarantor of the Securities (as specified in the Invitation), of the same class and series and any other securities of the Company or any guarantor of the Securities which you may designate in the open market or otherwise, for long or short account, on such terms as you deem advisable, and to over-allot in arranging sales. The existence of this provision is no assurance that the price of the Securities will be stabilized or that stabilizing, if commenced, may not be discontinued at any time. Such purchases and sales and over-allotments will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations. It is understood that you may have made purchases of securities of the Company or any guarantor of the Securities for stabilizing purposes prior to the time when we become one of the Underwriters, and we agree that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We authorize you, in your discretion, to cover any short position incurred pursuant to this Section by purchasing securities on such terms as you deem advisable. Except as provided in this
Section 8, at no time will our net commitment under the foregoing provisions of this Section 8 exceed twenty percent (20%) of our Underwriting Obligation, excluding Securities which may be purchased upon exercise of an over-allotment option. In the case of our net commitment for short account, our net commitment will be computed assuming that all Securities which may be purchased upon exercise of an over-allotment option are acquired. We will on demand take up at cost any Securities so purchased and deliver any Securities so sold or over-allotted for our account, and, if any other Underwriter defaults in its corresponding obligation and the Underwriting Agreement is not terminated in accordance with its terms pursuant to such default, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. Upon request, we will advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities and at such price, not less than the net price to Selected Dealers nor more than the public offering price, as you determine.

      If you effect any stabilizing purchase pursuant to this Section 8, you shall promptly notify us of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You shall prepare and maintain such records as are required to be maintained by you as manager pursuant to Rule 17a-2 under the Exchange Act.

      Notwithstanding the foregoing provisions of this Section 8, you may not make such purchases and sales and over-allotments for our account if we have prior thereto advised you in writing that we are (i) a U.S. bank (other than a U.S. bank which is empowered to underwrite and deal in securities of the type being offered), (ii) a bank holding company (as defined in the United States Bank Holding Company Act of 1956 (the "BHC Act")), (iii) a foreign bank (as defined in Section 1(b)(7) of the United States International Banking Act of 1978 ("IBA")) that operates a branch, agency or company organized under Article XII of the New York State Banking Law in the United States or a company of which such a foreign bank is a subsidiary, or (iv) a company (other than a company which has received approval under Section 4(c)(8) of the BHC Act to engage in underwriting and dealing in securities of the type being offered) more than five percent (5%) of any class of voting shares of which are owned or controlled, directly or indirectly, by an entity covered in (ii) or (iii) above.

         9. OPEN MARKET TRANSACTIONS. Until termination of this Agreement as provided in Section 11(a), unless this restriction is sooner terminated by you, we agree not to bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, either before or after issuance of the Securities, any of the Securities or securities exchangeable for, or convertible into, or exercisable against the Securities, any security of the same class and series as the Securities and any right to purchase or sell the Securities or any such security, including trading in any put or call option on any such security other than (a) as provided for in this Agreement, or in the Underwriting Agreement or (b) as a broker in executing unsolicited orders.

      We represent that we have not participated in any transaction prohibited by the preceding paragraph and that we have at all times complied with and will at all times comply with the provisions of Rule 139 of the Securities Act and Regulation M of the Exchange Act, each as interpreted by the Commission.

         10. NET CAPITAL. We represent that the incurrence by us of our obligations hereunder and under the Underwriting Agreement in connection with the offering of the Securities will not place us in violation of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the

Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place us in violation of the capital requirements of such regulator or any other regulator to which we are subject.

         11. TERMINATION; AMENDMENT.

            (a) With respect to each offering of Securities pursuant to this Agreement, all limitations in this Agreement on the price at which Securities may be sold, the last paragraph of Section 4(a) referring to repurchase from or resale by you of our previously sold Securities, the authority to stabilize and over-allot in the first sentence of Section 8, and the restrictions on open market transactions contained in Section 9 (collectively, the "Offering Provisions") will terminate at the close of business on the forty-fifth (45th) day after the date of the initial public offering or pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of such Offering Provisions is extended as hereinafter provided. You may extend the effectiveness of the Offering Provisions up to an additional fifteen (15) days in the aggregate by notice or notices to us to the effect that the Offering Provisions of this Agreement are extended to the date or by the number of days indicated in such notice or notices. You may terminate any or all of the Offering Provisions at any prior time by notice to the Underwriters. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.

            (b) This Agreement may be terminated by either party hereto upon five (5) business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section 11.

            (c) This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments set forth in an Invitation, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

         12. EXPENSES AND SETTLEMENT. Except as otherwise provided herein, you may charge our account with any transfer taxes on sales made by you of Securities purchased by us under the Underwriting Agreement and with our proportionate share (based upon our Underwriting Obligation) of all other expenses incurred by you under this Agreement or in connection with the purchase, carrying, sale or distribution of the Securities. The accounts hereunder will be settled as promptly as practicable after the termination of the Offering Provisions pursuant to Section 11(a), but you may reserve such amount as you deem advisable for additional expenses. Your determination of the amount to be paid to or by us will be conclusive. In the event of the default of any Underwriter in carrying out its obligations under this Agreement, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid by it, as well as any additional losses or expenses arising from such default, may be charged against the other Underwriters not so defaulting in proportion to the respective amounts of Securities which such other Underwriters are obligated to purchase pursuant to the Underwriting Agreement. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account, and for our proportionate share (based upon our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters or in connection with the collection of the same.

         13. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may (but are not obilgated to) arrange for the purchase by others, including non-defaulting Underwriters, of Securities not taken up by the defaulting Underwriter or Underwriters. In the event that such arrangements are made, the respective underwriting obligations of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided.

         In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree, if provided in the Underwriting Agreement, to assume our proportionate share, based upon our underwriting obligation, of the obligations of each such defaulting Underwriter (subject to any limitation contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefor.

          In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any securities purchased, or to deliver any securities sold or over-allotted, by you for the respective accounts of the Underwriters, or to bear their proportion of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our underwriting obligation, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         14. POSITION OF REPRESENTATIVES. You, either as Representatives or individually, will be under no liability to us for any act or omission except for obligations expressly assumed by you herein, and no obligations on your part will be implied hereby or inferred herefrom. You do not waive any rights that you may have under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder. Your authority hereunder and under the Underwriting Agreement may be exercised by you jointly or by Chapman Co. acting alone. Nothing will constitute the Underwriters a partnership, association or separate entity with you or with each other, or, except as herein expressly provided, render any Underwriter liable for the obligation of any other Underwriter.

      If for federal income tax purposes the Underwriters should be deemed to constitute a partnership then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. You, as Representatives of the several Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service. Notwithstanding any settlement of accounts under this Agreement, we agree to pay our underwriting proportion of the amount of any claim, demand or liability which may be asserted against and discharged by the Underwriters, or any of them, based on the claim that the Underwriters, or any of them, constitute an association, unincorporated business or other entity, and also to pay our underwriting proportion of expenses approved by us incurred by the Underwriters, or any of them, in contesting any such claims, demands or liabilities.

         15. INDEMNIFICATION. We will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and upon the terms upon which each Underwriter agrees to indemnify the Company, any selling securityholders and certain other persons in the Underwriting Agreement.

         16. CONTRIBUTION. Each Underwriter (including you) will pay upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any losses, claims, damages or liabilities, joint or several, paid or incurred by an Underwriter to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, any amendment or supplement thereto or any related preliminary Offering Document or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company, any selling securityholder or any other person (other than an Underwriter) pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section 16, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense incurred by any person controlling any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you, with the approval of a majority in interest of the Underwriters. Whenever you receive notice of the assertion of any claim to which the provisions of this Section 16 would be applicable, you will give prompt notice thereof to each Underwriter, although your failure to do so will not affect our obligations hereunder. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's Underwriting Obligation as related to the Underwriting Obligations of all nondefaulting Underwriters.

      The indemnification, contribution and reimbursement agreement of each Underwriter contained in Section 15 and this Section 16 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, or (ii) any investigation made by or on behalf of any Underwriter or controlling person. Any successor of any Underwriter, any Underwriter acting as such by substitution in accordance with the Underwriting Agreement or any controlling person shall be entitled to the benefits and obligations contained in this Section.

         17. REPORTS AND BLUE SKY MATTERS. You shall inform us, upon request, of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but you assume no responsibility with respect to our right to sell Securities in any jurisdiction. We authorize you to file with the

Commission and any other governmental agency any reports required in connection with any transactions effected by you for our account pursuant to this Agreement, and we will furnish any information needed for such reports. We agree to transmit to you for filing with the Commission any report required to be made by us pursuant to the Exchange Act as a result of any transactions effected in connection with the offering of the Securities. You will not have any responsibility to the right of any Underwriter or other person to sell the Securities in any jurisdiction, notwithstanding any information you may furnish in that connection.

         18. NASD MEMBERSHIP. You represent that you are a member in good standing of the NASD, and we represent that we are (i) a member in good standing of the NASD, (ii) a Bank that is not a member of the NASD, or (iii) a foreign non-member. If we are an NASD a member we agree that in making sales of the Securities we will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding (the "Interpretation") and Rule 2740 of the NASD's Conduct Rules. If we are not a NASD member, we agree to comply as though we were a member with the requirements of the Interpretation and Rules 2730, 2740 and 2750 of such Conduct Rules. If we are such a foreign non-member, we agree not to offer or sell any Securities in the United States of America, its territories or possessions or to persons who are nationals thereof or residents therein, except through you and as approved by you and in making sales of Securities we agree to comply with Rule 2420 of such Conduct Rules as it applies to a non-member broker or dealer in a foreign country. If we are such a foreign bank, we represent that, unless otherwise notified in writing to you prior to the date hereof, we are not an entity covered in (i), (ii) or (iii) of the last paragraph of Section 8 hereof. If we are a Bank, we agree that we will not accept any portion of the management fee paid by the Underwriters with respect to the offering of any Securities or, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act, purchase any Securities at a discount from the offering price from any Underwriter or Selected Dealer or otherwise accept any selling concession, discount or other allowance from any Underwriter or Selected Dealer, which in any such case is not permitted under such Conduct Rules, and we agree to comply with Rule 2420 of such Conduct Rules of the Rules as though we were a member.

         19. TITLE TO SHARES. The Shares purchased by the respective Underwriters shall remain the property of such Underwriters until sold and no title to any such Shares shall in any event pass to you by virtue of any of the provisions of this Agreement.

         20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         21. NOTICE. All notices to us will be considered duly given if mailed or telegraphed to our address as set forth on the signature page hereof or sent by facsimile to the number set forth on the signature page hereof (as such address or facsimile number may be changed by written notice to you). All notices to you will be considered duly given if mailed or telegraphed or sent by facsimile as follows: The Chapman Co., 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, Attn: Syndicate Department (facsimile: (410) 625-9656).

      Please confirm by signing and returning to us the enclosed copy of this Agreement that your Acceptance of an Invitation with respect to an offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended as provided herein), together with and subject to any supplementary terms and conditions contained in the Invitation and any other written communication from us in connection with such offering, all of which shall constitute a binding agreement between us and you as Representative of the Underwriters and among us and the Underwriters, (ii) confirmation that our representations and warranties set forth herein are true and correct at that time,

(iii) confirmation that our agreements set forth herein have been and will be performed by us to the extent and at the times required thereby, and (iv) acknowledgment of familiarity with the Offering Documents with respect to such offering.

                                           Very truly yours,


                                           ---------------------------------
                                           Name of Firm


                                           By:------------------------------


                                           ---------------------------------
                                                      Print Name


                                           ---------------------------------
                                                      Title

                                           Address:
                                                   -------------------------

                                                   -------------------------

                                           Telephone:

                                                   -------------------------

                                           Facsimile:

                                                   -------------------------

Confirmed as of the date
first set forth above:

THE CHAPMAN CO.


By:--------------------------------------------
      Nathan A. Chapman, Jr., President and CEO

                                    EXHIBIT A

                       MASTER UNDERWRITERS' QUESTIONNAIRE

      In connection with each offering of Securities to which the foregoing Master Agreement Among Underwriters dated as of November 15, 1999, between The Chapman Co. and the Underwriter executing the same relates, except as otherwise disclosed to the Representative(s) in a written Acceptance, such Underwriter advises the Representative(s) as follows and authorizes the Representative(s) to use the information furnished in response to this Master Underwriters' Questionnaire in the Registration Statement relating to the Securities:

            (a) Neither such Underwriter nor any of its directors, officers or partners, individually or as a part of a "group" (as that term is used in Section 13(d)(3) of the Exchange Act) (i) has a "material" relationship (as defined in Rule 405 under the Securities Act) with the Company or any other seller of Securities in the Offering, (ii) is a director, officer or holder (of record or beneficially, determined in accordance with Rule 13d-3 under the Exchange Act) of 5% or more of any class of voting securities of the Company or any other seller of Securities in the Offering, or (iii) other than as may be stated in the Registration Statement, has any knowledge that more than 5% of any class of voting securities of the Company is held or is to be held subject to any voting trust or similar agreement;

            (b) With reference to the Interpretation of the Board of Governors of the NASD with respect to the Review of Corporate Financing, neither such Underwriter nor any of its "related persons" (as defined by the NASD) (i) has purchased or otherwise acquired from the Company any warrants, options or other securities of the Company within 18 months prior to the date that the Registration Statement was initially filed or subsequent to that date, and there are no existing arrangements for any such purchase, or (ii) has had any dealings with the Company (except those with respect to the Underwriting Agreement) or any "affiliate" of the Company (as defined in Rule 405 under the Securities Act) as to which documents or other information are required to be furnished to the NASD pursuant to such Interpretation;

            (c) Neither such Underwriter nor any of its "related persons" (as defined by the NASD) is an "affiliate" of the Company as that term is defined in Rule 2720 of the NASD's Conduct Rules or has a "conflict of interest" with the Company under Rule 2710 or Rule 2720 of the NASD's Conduct Rules;

            (d) Other than as stated in the Registration Statement, a copy of which has been examined by us, the Master Agreement Among Underwriters, or the Underwriting Agreement, such Underwriter does not know of any arrangements made or to be made for limiting or restricting the sale of the Securities, for stabilizing the market for the Securities, for withholding commissions or otherwise to hold each Underwriter or dealer responsible for the distribution of their participation in the Securities, or for any discounts or commissions to be allowed or paid to dealers;

            (e) If the Securities are to be issued pursuant to a trust indenture, such Underwriter is not directly or indirectly in control of, directly or indirectly controlled by, or under direct or indirect common control with the Trustee, any other trustee under a trust indenture relating to securities of the Company and qualified under the Trust Indenture Act of 1939, as amended (an "Other Trustee"), or any of their respective affiliates, and none of said companies or affiliates, or any of their respective directors or executive officers, is a director, officer, partner, employee, appointee or representative of such Underwriter;

            (f) If the Securities are to be issued pursuant to a trust indenture, such Underwriter and its directors, executive officers and partners, taken as a group, did not, on the date of the Trustee's Statement of Eligibility and Qualification on Form T-1, own beneficially more than 1% of the outstanding voting securities of the Trustee, the Trustee's parent, any Other Trustee or the parent of any Other Trustee;

            (g) If the Registration Statement is on Form S-1, such Underwriter has not prepared or had prepared for it within the past twelve months any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Company, except for reports solely comprising recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months;

            (h) If the Registration Statement is on either Form S-2 or Form S-3, such Underwriter has not prepared any report or memorandum for external use by it or by the Company in connection with the Offering;

            (i) If the Company does not have any securities registered under
Section 12 of the Exchange Act and is not subject to Section 15(d) of the Exchange Act, such Underwriter does not intend to confirm sales of the Securities to any accounts over which it exercises discretionary authority;

            (j) Such Underwriter's proposed commitment to purchase Securities will not result in a violation by it of the financial responsibility requirements of Rule 15c3-1 under the Exchange Act and is not prohibited or restricted by any action of the Commission, the NASD or of any national securities exchange applicable to such Underwriter;

            (k) Such Underwriter is familiar with the rules, regulations and releases of the Commission dealing with the dissemination of information prior to and during registration and has not distributed nor will it distribute any written information outside of its organization relating to the Company or its securities other than in accordance with such rules, regulations and releases; and

            (l) If the Company is a "public utility," such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility," each as defined in the Public Utility Holding Company Act of 1935, as amended.

      All capitalized terms in this Questionnaire not otherwise defined herein are used as defined in the foregoing Master Agreement Among Underwriters.

November 15, 1999.